EXHIBIT 99.2
Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of a statement on Schedule 13D and/or 13G (including any and all amendments thereto) with respect to the ordinary shares, par value US$0.00002 each, of China GrenTech Corporation Limited, a Cayman Islands company, and to the filing of this agreement as an exhibit thereto.
     IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of the 8th day of September 2008.
Guoren Industrial Developments Limited
/s/ Yingjie Gao
Name: Yingjie Gao
Title: Sole Director
Yingjie Gao
/s/ Yingjie Gao
Ce Lue Investments Limited
/s/ Yingjie Gao
Name: Yingjie Gao
Title: Sole Director
Target Growth Holdings Limited
/s/ Michael Low           /s/ Joni Sim
Name: Bukit Merah Limited by its authorized signatories, Michael Low and Joni Sim
Title: Corporate Directors
The GRRF Trust
/s/ Michael Low           /s/ Joni Sim
Name: Credit Suisse Trust Limited by its authorized signatories, Michael Low and Joni Sim
Title: Trustee
Credit Suisse Trust Limited
/s/ Michael Low           /s/ Joni Sim
Name: Michael Low and Joni Sim
Title: Authorized signatories